EXHIBIT 99.1

CERTIFICATION OF PERIODIC REPORT

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, John N. Seitz, President and Chief Executive Officer of Anadarko Petroleum Corporation (the "Company") and Michael E. Rose, Executive Vice President and Chief Financial Officer of the Company, certify that:

          (1) the Quarterly Report on Form 10-Q of the Company for the period ending September 30, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

November 12, 2002	/s/ JOHN N. SEITZ
John N. Seitz
President and Chief Executive Officer

November 12, 2002	/s/ MICHAEL E. ROSE
Michael E. Rose
Executive Vice President and Chief
Financial Officer

This certification is made solely pursuant to 18 U.S.C. Section 1350, and not for any other purpose.